Exhibit 10.4

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

No. 2007A-2	Up to $1,000,000.00	Original Issue Date: June 15, 2007
Holder:	John Fife

Address:	303 East Wacker Drive
Suite 301
Chicago, IL 60601

SERIES 2007 SECURED ORIGINAL ISSUE DISCOUNT NOTE

DUE OCTOBER 15, 2007

WITH OPTION TO EXTEND MATURITY DATE TO NOVEMBER 15, 2007

THIS Note, in the principal amount of up to One Million and 00/100 Dollars ($1,000,000.00), evidencing a loan (the “Loan”) made on June 15, 2007 (the “Loan Origination Date”), is one of a duly authorized issue of Notes of Open Energy Corporation, a Nevada corporation with offices at 514 Via de la Valle, Suite 200, Solana Beach, CA  92075 (the “Maker”), collectively or individually designated as the Note, as the case may be (the “Note”), due not later than November  15, 2007 (“Maturity Date”), in an aggregate face amount of up to One Million and 00/100 Dollars ($1,000,000.00).  This Note is issued pursuant to that certain Note and Warrant Purchase Agreement of even date herewith by and between the Maker and the Holder.

FOR VALUE RECEIVED, the Maker promises to pay to the Holder or registered assigns the sum of Nine Hundred Fifty Thousand and 00/100 Dollars ($950,000.00) if paid on or prior to the four (4) month anniversary (the “Initial Maturity Date”) of the Loan Origination Date, or, if the term of the Loan is extended to November 15, 2007 as provided in Section 6(b) below, the Maker promises to pay to the Holder or registered assigns the sum of One Million and 00/100 Dollars ($1,000,000.00).  Upon the occurrence of an Event of Default, the amount of principal due hereunder shall conclusively be One Million and 00/100 Dollars ($1,000,000.00), and all amounts due hereunder shall be immediately due and payable, and any amounts not so paid shall bear interest at the rate of 18% per annum from the date of such default through and including the date of payment.  The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address of the Holder last appearing on the Note Register.

This Note is subject to the following additional provisions:

Section 1.              Exchangeability and Transferability.  This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the

Holder surrendering the same, but shall not be issuable in denominations of less than integral multiples of Twenty Thousand Dollars ($20,000) unless such amount represents the full principal balance of Notes outstanding to such Holder.  No service charge will be made for such registration of transfer or exchange.  The Holder, by acceptance hereof, agrees to give written notice to the Maker before transferring this Note; such notice will describe briefly the proposed transfer and will give the Maker the name, address, and tax identification number of the proposed transferee, and will further provide the Maker with an opinion of the Holder’s counsel reasonably satisfactory to Maker’s counsel that such transfer can be accomplished in accordance with federal and applicable state securities laws (unless such transaction is permitted by the plan of distribution in an effective Registration Statement).  Promptly upon receiving such written notice, the Maker shall effect the transfer as directed by the Holder.

Section 2.              Interest Rate Limitation.  The parties intend to conform strictly to the applicable usury laws in effect from time to time during the term of the Loan.  Accordingly, if any transaction contemplated hereby would be usurious under such laws, then notwithstanding any other provision hereof:  (i) the aggregate of all interest that is contracted for, charged, or received under this Note or under any other of the Loan Documents shall not exceed the maximum amount of interest allowed by applicable law (the “Highest Lawful Rate”), and any excess shall be promptly credited to the Maker by the Holder (or, to the extent that such consideration shall have been paid, such excess shall be promptly refunded to the Maker by the Holder); (ii) neither the Maker nor any other person now or hereafter liable hereunder shall be obligated to pay the amount of such interest to the extent that it is in excess of the Highest Lawful Rate; and (iii) the effective rate of interest shall be reduced to the Highest Lawful Rate.  All sums paid, or agreed to be paid, to the Holder for the use, forbearance, and detention of the debt of the Maker to the Holder shall, to the extent permitted by applicable law, be allocated throughout the full term of the Note until payment is made in full so that the actual rate of interest does not exceed the Highest Lawful Rate in effect at any particular time during the full term thereof.  If the total amount of interest paid or accrued pursuant to this Note under the foregoing provisions is less than the total amount of interest that would have accrued if a varying rate per annum equal to the interest rate under the Note had been in effect, then the Maker agrees to pay to the Holder an amount equal to the difference between (x) the lesser of (A) the amount of interest that would have accrued if the Highest Lawful Rate had at all times been in effect, or (B) the amount of interest that would have accrued if a varying rate per annum equal to the interest rate under this Note had at all times been in effect, and (y) the amount of interest accrued in accordance with the other provisions of this Note.

Section 3.              Prepayment; Extension.     (a)           The Maker shall have the right to prepay this Note in whole or in part prior to the Maturity Date.  The Maker shall give at least five (5) Business Days, but not more than ten (10) Business Days, written notice of any intention to prepay this Note prior to the Maturity Date or any extension thereof to the Holder, which notice shall specify the “Prepayment Date”.

(b)           By written notice given at least Five (5) Business Days prior to the Initial Maturity Date, the Maker may require the Holder to renew the Loan (the “Loan Renewal”) for an additional thirty (30) days, to November 15, 2007 (the “Second Maturity Date”) under the same terms and subject to the same conditions as the financing contemplated hereby, so long as the Maker is not then in default of any provisions related to the financing contemplated hereby.  In such case, the amount due on the Second Maturity Date shall be One Million and 00/100 Dollars ($1,000,000).

Section 4.              Definitions.  For the purposes hereof, the following terms shall have the following meanings:

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Change of Control Transaction” means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of in excess of forty-nine percent (49%) of the voting securities of a person, coupled with a replacement of more than one-half of the members of such person’s board of directors which is not approved by those individuals who are members of the board of directors on the date hereof in one or a series of related transactions, or (ii) the merger of such person with or into another entity, consolidation or sale of all or substantially all of the assets of such person in one or a series of related transactions, unless following such transaction, the holders of such person’s securities continue to hold at least forty (40%) of such securities following such transaction.  The execution by such person of an agreement to which such person is a party or by which it is bound providing for any of the events set forth above in (i) or (ii) does not constitute the occurrence of the event until after the event in fact occurs.

“Common Stock” means the Common Stock of the Issuer.

Section 5.              Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Maker, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed.  This Note is a direct obligation of the Maker.

Section 6.              If this Note shall be mutilated, lost, stolen or destroyed, the Maker shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Maker.

Section 7.              Choice of Law and Venue; Submission to Jurisdiction; Service of Process.

(a)           THE VALIDITY OF THIS NOTE, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS (WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF). THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF COOK, STATE OF ILLINOIS OR, AT THE SOLE OPTION OF HOLDER, IN ANY OTHER COURT IN WHICH HOLDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT

MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY.

(b)           THE MAKER HEREBY SUBMITS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

(c)           THE MAKER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT, OR OTHER PROCESS ISSUED IN ANY ACTION OR PROCEEDING AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT, OR OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO MAKER.

(d)           NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF THE HOLDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY HOLDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

(e)           To the extent determined by such court, the Maker shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under any of this Note.

Section 8.              Any waiver by the Maker or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note.  The failure of the Maker or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note.  Any waiver must be in writing.

Section 9.              If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

Section 10.            Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next calendar month, the preceding Business Day in the appropriate calendar month).

Section 11.            Security.  The obligation of the Maker for payment of principal, interest and all other sums hereunder, in the event of a default and failure of the Maker to perform hereunder, is secured by (i) a Guarantee of the Guarantor, and (ii) the pledge of certain securities (the “Pledged Shares”) by the Guarantor as Pledgor under the terms and conditions of a Stock Pledge Agreement.

Section 12.            Waiver of Jury Trial.

THE MAKER HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE.  THE MAKER REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 13.            Fees and Expenses.              Each party shall be responsible for paying its own expenses incurred in connection with this transaction, except that the Maker shall pay to the Holder simultaneously with the execution and delivery of this Note a legal and professional fee in the amount of Five Thousand Dollars ($5,000.00).

IN WITNESS WHEREOF, the Maker has caused this instrument to be duly executed by an officer duly authorized for such purpose, as of the date first above indicated.

OPEN ENERGY CORP.

By:
Name:
Title:

Attest:

By: